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                                                                     EXHIBIT 3.1

                               RESTATED

                     CERTIFICATE OF INCORPORATION

                                  OF
                        MOHAWK INDUSTRIES, INC.

  MOHAWK INDUSTRIES, INC. (the "Corporation") is a corporation duly organized and existing under the General Corporation Law of the State of Delaware. Its original Certificate of Incorporation was filed with the Secretary of State of Delaware on December 22, 1988.

  This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

  This Restated Certificate of Incorporation merely restates and integrates the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented, does not further amend such provisions and contains no discrepancy between such provisions and the provisions hereof.

  1. Name.  The name of the Corporation is Mohawk Industries, Inc.

  2. Registered Office and Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

  3. Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and exercise all of the powers and privileges granted by such law and other law of Delaware.

  4. Authorized Capital. The aggregate number of shares of stock which the Corporation shall have authority to issue is 75,060,000 shares, divided into two
(2) classes consisting of 75,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and 60,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

    The following is a statement of the designations, preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each such class.

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            (a)  Common Stock

                 (i) Dividends. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors.

                 (ii) Distribution of Assets. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of Common Stock will be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.

                 (iii) Voting Rights. The holders of Common Stock shall have the general right to vote for all purposes, including the election of directors, as provided by law. Each holder of Common Stock shall be entitled to one vote for each share thereof held.

            (b)  Preferred Stock

                 (i) Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have the terms stated herein and in the resolution of the Board of Directors of the Corporation providing for its issue. All shares of any one series of Preferred Stock will be identical, but shares of different series of Preferred Stock need not be identical or rank equally except insofar as provided by law or herein.

                 (ii) Creation of Series. The Board of Directors shall have authority by resolution to cause to be created one or more series of Preferred Stock, and to determine and fix with respect to each series prior to the issuance of any shares of the series to which such resolution relates:

                      (A) The distinctive designation of the series and the
                 number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

                      (B) The dividend rate and the times of payment of
                 dividends on the shares of the series, whether dividends will be cumulative, and if so, from what date or dates;

                      (C) Whether or not the shares of the series will be
                 redeemable and, if redeemable, the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation;

                      (D) Whether or not the shares of the series will be
                 entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                      (E) Whether or not the shares of the series will be
                 convertible into, or exchangeable for, any other shares of

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                 stock of the Corporation or other securities, and if so
                 convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                      (F) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

                      (G) Whether or not the shares of the series will have
                 priority over or be on a parity with or be junior to the shares of any other series or class in any respect or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class having priority over or being on a parity with the shares of such series in any respect, or restricting the payments of dividends on or the making of other distributions in respect of shares of any other series or class ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

                      (H) Whether the series will have voting rights, in
                 addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                      (I) Any other preferences, qualifications, privileges,
                 options and other relative or special rights and limitations of that series.

                 (iii) Dividends. Holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment thereof, dividends at the rates fixed by the Board of Directors for the respective series, and no more, before any dividends shall be declared and paid, or set apart for payment, on Common Stock with respect to the same dividend period.

                 (iv) Preference on Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, holders of each series of Preferred Stock will be entitled to receive the amount fixed for such series plus, in the case of any series on which dividends will have been determined by the Board of Directors to be cumulative, an amount equal to all dividends accumulated and unpaid thereon to the date of final distribution whether or not earned or declared before any distribution shall be paid, or set aside for payment, to holders of Common Stock. If the assets of the Corporation are not sufficient to pay such amounts in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order of priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the series of Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all part of its assets, will be deemed a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph except to the extent specifically provided for in the resolution or resolutions providing for the issue of the series of Preferred Stock.

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                 (v) Redemption. The Corporation, at the option of the Board of
            Directors, may, if so provided for in the resolutions providing for its issue, redeem all or part of the shares of any series of Preferred Stock on the terms and conditions fixed for such series.

                 (vi) Voting Rights. Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meeting of stockholders.

  5.   Term.  The Corporation shall have perpetual existence.

  6. By-laws. The Board of Directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the By-laws of the Corporation, except as otherwise specifically provided therein.

  7. Elections of Directors. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

  8.   Number of Directors.

            (a) The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

                 (i) The number of directors of the Corporation shall be not less than two (2) and not more than eleven (11), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors.

                 (ii) The Board of Directors shall be divided into three classes consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The first class of directors shall be elected for a year term expiring upon the next following Annual Meeting of Stockholders and the election and qualification of their respective successors, the second class of directors shall be elected for a term expiring upon the second next Annual Meeting of Stockholders and the election and qualification of their respective successors, and the third class of directors shall be elected for a term expiring upon the third next Annual Meeting of Stockholders and the election and qualification of their respective successors. At each succeeding Annual Meeting of Stockholders, successors to the class of directors whose term expires at that Annual Meeting of Stockholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such a class shall hold office for a term that shall coincide with the remaining term of that class, unless otherwise required by law, but in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

                 (iii) A director shall hold office until the Annual Meeting of
            Stockholders upon which his term expires and until his successor shall be elected and qualified, subject, however, to prior death, resignation or removal from office.

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                 (iv) Any vacancy on the Board of Directors that results from an increase in the number of directors or from the death, resignation or removal from office of a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, and any director so chosen shall have the same remaining term as that of his predecessor.

                 (v) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation and the resolution of the Board of Directors creating such class or series, to the extent applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section (a) of Article 8 unless expressly provided by such terms.

            (b) Notwithstanding any other provision of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage for separate class vote for certain actions may be permitted by law, by this Certificate of Incorporation or by the By-laws of the Corporation), the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock, voting together as a single class, shall be required to make, alter, amend, change, add to or repeal any provision of this Article 8 or any other provision of this Certificate of Incorporation or the By-laws of the Corporation in a manner inconsistent with this Article 8.

            (c) The invalidity or unenforceability of this Article 8 or any portion hereof, or of any action taken pursuant to this Article 8, shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article 8.

  9. Written Consent. Action required to be taken or which may be taken at any Annual Meeting or Special Meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding shares of stock entitled to vote on such action.

  10. Right to Amend. The Corporation reserves the right to amend the provisions in this Certificate, as the same may from time to time be in effect, in the manner now or hereafter provided by law, and all rights conferred on stockholders or others hereunder or thereunder are granted subject to such reservation.

  11. Limited Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. If the DCGL is amended hereafter to authorize the further elimination or limitation of the personal liability of directors, or to authorize the elimination or limitation of the personal liability of officers or other agents of the Corporation, then the liability of such person or persons shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article 11 shall be prospective only, and shall not affect to the detriment of any director, or officer or other agent if applicable thereto, of the Corporation any limitation on the personal liability of such person existing at the time of such repeal or modification.

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  12. Indemnification. The Corporation shall indemnify any person who is or was a director or officer of the Corporation, or any other person who is serving or did serve at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the laws of the State of Delaware as in effect on the date hereof or as may hereafter be amended.

  IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this Certificate to be executed by David L. Kolb, its Chairman and Chief Executive Officer and by Barbara B. Lance its Secretary, this the 13th day of February, 1997.

                                MOHAWK INDUSTRIES, INC.

                                /s/ DAVID L. KOLB
                                --------------------------------------
                                David L. Kolb
                                Chairman and Chief Executive Officer

Attest:

/s/ BARBARA B. LANCE
------------------------
Barbara B. Lance
Secretary



       [CORPORATE SEAL]

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